UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2009

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

102 South Main Street, Greenville, South Carolina                  29601

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As previously reported, The South Financial Group, Inc. (“TSFG”) and certain of its current and former directors and executive officers were named as parties in two shareholder lawsuits, one filed on November 7, 2008 in South Carolina State Court in Greenville County (the “Court”) having Vernon A. Mercier as the named plaintiff, and one filed on November 26, 2008 in the Court having John S. McMullen on behalf of Andros Associates, Inc. as named plaintiff. These two lawsuits are collectively referred to hereinafter as the “Litigation”.

On March 24, 2009, all parties to the Litigation executed an Agreement in Principle providing for the settlement of the Litigation. Subsequent to the Agreement in Principle, the parties to the Litigation agreed to the following documents, which were filed by TSFG as exhibits to a Current Report on Form 8-K dated April 2, 2009: the Stipulation of Compromise and Settlement dated March 31, 2009 (the “Stipulation”), the Joint Motion for Preliminary Approval of Proposed Settlement, the Preliminary Order Approving Settlement and Notice dated April 1, 2009 and the Notice of Pendency of Actions and Pendency of Settlement Hearing. These four documents are collectively referred to herein as the “Settlement Agreements”. The provisions in the Settlement Agreements were not to become effective until there was a final non-appealable order affirming their provisions.

On May 21, 2009, a confirmatory hearing with respect to the Settlement Agreements occurred before The Honorable Edward W. Miller of the South Carolina State Court of Common Pleas, which resulted in a Final Order and Judgment of Judge Miller, which among other things, affirmed the Stipulation (the “Final Order”). The time for appealing of the Final Order expired on July 1, 2009, and the fact that there were no appeals regarding the Final Order was confirmed by counsel for plaintiffs and defendants on July 7, 2009. Accordingly, the parties to the Litigation have proceeded to implement the provisions in the Settlement Agreements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) By letter dated July 8, 2009 and in accordance with the provisions of the Settlement Agreements, Mack I. Whittle, Jr. resigned from the TSFG Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Effective July 13, 2009, TSFG’s Bylaws have been amended to (a) preclude any “poison pill” from being issued with a beneficial owner trigger below 20%, unless approved by shareholders; and (b) require any “poison pill” adopted by TSFG to expire or be redeemed no later than one year after adoption unless continuation of the “poison pill” is approved by shareholders. These amendments were in accordance with the provisions of the Settlement Agreements.

Item 9.01 Financial Statements and Exhibits

(d)	The following exhibits are being filed herewith:

Exhibit No.	Description

3.1	Amendment #1 dated July 13, 2009 to TSFG’s Amended and Restated Bylaws.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             THE SOUTH FINANCIAL GROUP, INC.

July 13, 2009	By:	/s/ William P. Crawford, Jr.

                        William P. Crawford, Jr.

                        Executive Vice President and General Counsel